Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated July 6, 2022 on the consolidated financial statements of Enservco Corporation as of and for the year ended December 31, 2021 in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1(File No. 333-275485). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PLANTE & MORAN, PLLC Southfield, Michigan December 19, 2023